                                                                    EXHIBIT 11.0

                             BERG ELECTRONICS CORP.

                       COMPUTATION OF NET LOSS PER SHARE

                                                          FOR THE YEARS ENDED DECEMBER 31,
                                                      -----------------------------------------
                                                        1994(1)        1995(1)       1996(1)
                                                      ------------   -----------   ------------
Primary Loss per Share:
  Net loss applicable to common shares..............  $(10,265,000)  $(5,412,000)  $(17,054,000)
                                                      ============   ===========   ============
  Average number of common shares outstanding.......    12,997,626    12,989,324     19,245,738
  Assumed exercise of options (treasury stock
     method)(2).....................................            --            --             --
                                                      ------------   -----------   ------------
  Shares for primary computation....................    12,997,636    12,989,324     19,245,738
                                                      ============   ===========   ============
  Net loss per share................................  $      (0.79)  $     (0.42)  $      (0.89)
                                                      ============   ===========   ============
Fully Diluted Loss per Share:
  Net loss applicable to common shares..............  $(10,265,000)  $(5,412,000)  $(17,054,000)
                                                      ============   ===========   ============
  Average number of common shares outstanding.......    12,997,626    12,989,324     19,245,738
  Assumed exercise of options (treasury stock
     method)(2).....................................            --            --             --
                                                      ------------   -----------   ------------
  Shares for primary computation....................    12,997,626    12,989,324     19,245,738
                                                      ============   ===========   ============
  Net loss per share................................  $      (0.79)  $     (0.42)  $      (0.89)
                                                      ============   ===========   ============

---------------

(1) Per share data reflects adjustments related to the 1-for-4.11 reverse stock split in February 1996.

(2) As there is a net loss for each of the years ended December 31, 1994, 1995 and 1996, options are anti-dilutive and, thus, excluded from the above calculations.